UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Pandora Media, Inc. (“Pandora”) was held on June 1, 2016. 195,553,499 shares of Pandora common stock were present in person or represented by proxy at the Annual Meeting, representing 85.48% of a total of 228,750,220 shares of common stock outstanding and eligible to vote at such time. At the Annual Meeting, stockholders voted on the following proposals, each of which is described in detail in Pandora’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2016, and cast their votes as described below.

Proposal 1:
Election of the one Class I director nominee listed below to serve until the 2018 annual meeting of stockholders and the three Class II director nominees listed below to serve until the 2019 annual meeting of stockholders or, in each case, until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Class I (term to expire 2018)
Mickie Rosen	152,237,320	10,411,071	32,905,108
Class II (term to expire 2019)
James M.P. Feuille	152,013,050	10,635,341	32,905,108
Peter Gotcher	152,011,725	10,636,666	32,905,108
Elizabeth Nelson	152,323,978	10,324,413	32,905,108

Proposal 2:	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Pandora for the year ending December 31, 2016:

For	Against	Abstain
184,234,217	1,312,465	10,006,817

Proposal 3:	Approval of an amendment to Pandora's Amended and Restated Certificate of Incorporation:

For	Against	Abstain	Broker Non-Votes
152,457,680	256,665	9,934,046	32,905,108

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: June 1, 2016	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary